PROMISSORY NOTE

$5,420,000.00                                                 Pensacola, Florida
                                                                    May 21, 1998

    FOR VALUE RECEIVED, HOME STAY LODGE 1, LTD., a Florida limited partnership, (hereinafter referred to as "Borrower") promises to pay to the order of BANK OF PENSACOLA, its successors and assigns (referred to herein, together with any other holder hereof, as the "Lender"), at 400 West Garden Street, Pensacola, Florida 32501. or at such other place as the Lender may from time to time designate, the principal sum of FIVE MILLION FOUR HUNDRED TWENTY AND 00/100 DOLLARS ($5,420,000.00) in lawful money of the United States of America. or so much of that sum as may be advanced under this Note or pursuant to the Loan Agreement (hereinafter defined), together with interest thereon from the date of this Note until this Note is paid in full, said principal and interest being calculated and payable in the amounts, at the times and upon the terms and conditions provided in this Note.

    1. DEFINITIONS. As used in this Note, the following terms shall have the indicated meanings:

    A. "Loan" shall mean that certain loan made by Lender to Borrower pursuant to the Loan Agreement, as evidenced by this Note.

    B. "Loan Agreement" shall mean that certain Construction and Term Loan Agreement of even date herewith between Borrower and Lender concerning a loan from Lender to Borrower in the original principal amount of $5,420,000.00.

    C. "Loan Commitment" shall mean that certain loan commitment letter concerning the Loan dated May 7,1998.

    D. "Loan Documents" shall mean, collectively, this Note, the Mortgage, the Loan Agreement, the Loan Commitment and all other assignments, guaranties and instruments evidencing, securing or relating to the Loan.

    E. "Maturity Date" shall mean February 14, 2004.

    F. "Mortgage" shall mean that certain Mortgage and Security Agreement of even date herewith from Borrower to Lender securing this Note.

    G. "Premises" shall mean the real property in Escambia, Florida, described in and subject to the Mortgage.

    2. INTEREST RATE. For the first 270 days of the term of this Note, interest shall accrue on the outstanding principal balance at the rate of Bank of Pensacola Prime (as that rate may be adjusted from day to day) plus one-quarter percent (.25%). For all days during the term of this Note after the first 270 days, interest shall accrue and be payable on the outstanding principal balance of this Note at the rate of eight and one-half percent (8.5%) per annum.
Interest during the term of this Note shall be computed on the basis of a 360-day year for the actual number of days the principal is outstanding during each month.

    3. PAYMENT. For the first 270 days of this Note, payments of accrued interest only on the outstanding principal balance of this Note shall be payable every thirty (30) days, commencing on June 19, 1998, and continuing every thirty
(30) days thereafter. Payments of $47,472.21 (including principal and interest) shall be payable monthly commencing on March 14, 1999 and continuing on the fourteenth day of each succeeding month until the maturity date. On the Maturity Date, all principal, unpaid accrued interest and other charges hereunder shall be due and payable in full. Each such payment will be applied first to accrued but unpaid interest and then to unpaid principal.

    4. AFTER-DEFAULT INTEREST. Notwithstanding the foregoing, from and after any Event of Default under this Note, interest on the outstanding principal balance shall accrue and be payable at the rate of thirteen and one-half percent (13.5%).

    5. INTEREST LIMITATION. Nothing contained in this Note, the Mortgage, the Loan Agreement or in any of the Loan Documents shall be construed or shall operate, either presently or prospectively, to require the Borrower to pay interest in excess of the maximum interest rate allowable under any statute or law applicable to this transaction or to make any payments or do any act contrary to law, nor shall the Borrower be obligated or required to pay interest on the outstanding principal balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate which the Borrower is permitted by law to contract, agree to pay or pay. Any interest paid in excess of the maximum rate allowed by law shall, at Lender's option, be (i) refunded to the Borrower, (ii) applied to reduction of the principal balance under this Note, or (iii) credited to amounts then due and owing by the Borrower under this Note, the Mortgage, the Loan Agreement or any of the Loan Documents; provided. however. that if the excessive amount of interest paid by Borrower exceeds the sums outstanding hereunder, the portion exceeding the sums outstanding hereunder shall be refunded in cash to the Borrower. Any such crediting or refund shall not cure or waive any Event of Default by Borrower hereunder or under any of the Loan Documents. Further, if the terms of this Note would otherwise require or obligate Borrower to pay interest on the principal balance hereunder at a rate in excess of the maximum rate allowed by law, then the rate of interest under this Note shall IPSO FACTO be deemed to be reduced to such maximum lawful rate, and interest payable hereunder shall be computed at such maximum lawful rate and all payments theretofore or thereafter accruing hereunder shall be likewise computed on the basis of such maximum lawful rate. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the maximum rate allowed by law, any non-principal payment (except payments specifically stated herein to be "interest"), including without limitation late charges, shall be deemed, to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

    6. PREPAYMENT.

    A. VOLUNTARY PREPAYMENT. Principal outstanding under this Note may be prepaid in full or in part at any time and from time to time without penalty or premium. No such partial prepayment of principal will have the effect of postponing, satisfying, reducing or otherwise affecting any scheduled installment of interest or principal and interest before the principal of and interest on this Note, together with all other charges due under the Loan Documents, are paid in full.

    7. LATE CHARGE. If any installment of interest or of any escrow or other payment required to be made under this Note or any of the Loan Documents (except for the principal payment due on the Maturity Date) is not received by Lender within ten (10) days after the date on which the installment or payment became due, then Borrower shall pay to Lender a late charge equal to five percent (5%) of such installment or payment amount. Nothing contained herein shall be construed as creating any grace period or additional grace period for the making of any such installment or payment.

    8. DEFAULT. The occurrence of any of the following shall constitute an Event of Default under this Note:

    A. If Borrower fails to make any monetary payment required by this Note, as and when due, and such failure continues for a period of five (5) days after receipt by Borrower of written notice by Lender to Borrower: or

    B. If there occurs any other Event of Default under or specified in any of the Loan Documents.

    9. ACCELERATION. Upon the occurrence of any Event of Default as hereinabove defined, the entire principal balance of this Note, together with all accrued interest and other sums due hereunder or under the Loan Documents, shall become immediately due and payable without notice, demand or legal process, at the option of Lender.


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
    10. LOAN DOCUMENTS. This Note is referred to in and arises out of the Loan Agreement, and this Note is secured by, among other instruments, the Loan Documents. Said Loan Documents contain additional provisions for the acceleration of the maturity of this Note.

    11.  ADDITIONAL  WAIVERS  AND  AGREEMENT.   With  respect  to  any  and  all
obligations under this Note or under any of the Loan Documents, Borrower and all co-signers, sureties, endorsers and guarantors of this Note, hereby:

    A. Waive demand, presentment, protest, notice of protest, notice of dishonor, notice of acceleration of maturity, suit against any party and all other notices and requirements necessary to charge or hold the Borrower or any such co-signer, surety, endorser or guarantor on any such obligation;

    B. Agree to continue and remain bound for the payment of principal, interest and all other sums payable hereunder or under any of the Loan Documents, notwithstanding any change or changes by way of addition, release, surrender, exchange or substitution of any security for this Note or of any party or parties liable hereunder or by way of any extension or extensions of time for the payment of any sums due hereunder or under any of the Loan Documents or any other changes or modifications to any of the Loan Documents agreed to by Borrower, and waive all and every kind of notice of such change or changes and all defenses on the ground of such change or changes and agree that the same may be made without notice to or consent of any of them;

    C. Waive the right to interpose any setoff or counterclaim of any nature or description (except a setoff or counterclaim directly related to or arising from the Loan or the Loan Documents) in any litigation in which the Lender and the Borrower and/or such co-signers, sureties, endorsers and guarantors, or any of them, shall be parties;

    D. Agree that any obligations of Borrower or such co-signers, sureties, endorsers or guarantors hereunder may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, discharged or released by Lender, and any collateral, lien and right of setoff securing any such obligations may, from time to time, in whole or in part, be exchanged, sold or released, all without notice to or further reservations of rights against any of said parties and all without in any way affecting or releasing the liability of any of said parties;

    E. Agree to pay all filing fees, taxes and all costs of collecting or securing or attempting to collect or secure any obligations under the Note or any of the Loan Documents (except for current interest billing), including without limitation reasonable attorney's fees, whether or not any lawsuit is filed; and

    F. BORROWER AND ALL CO-SIGNERS, SURETIES, ENDORSERS AND GUARANTORS OF THIS NOTE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREE THAT:

         (1) THEY AND EACH OF THEM HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, CROSS-CLAIM OR OTHER ACTION OR PROCEEDING ARISING FROM OR BASED UPON THIS NOTE OR ANY OF THE LOAN DOCUMENTS, AND NEITHER THE BORROWER, NOR BORROWERS HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS, NOR ANY CO-SIGNER, SURETY, GUARANTOR, ENDORSER OR OTHER OBLIGOR OBLIGATED FOR THE INDEBTEDNESS EVIDENCED BY THIS NOTE, OR SUCH PERSON'S OR ENTITY'S HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, CROSS-CLAIM OR OTHER ACTION OR PROCEEDING ARISING FROM OR BASED UPON THIS NOTE OR ANY OF THE LOAN DOCUMENTS.

         (2) NEITHER THE BORROWER, NOR BORROWERS HEIRS. LEGAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS, NOR ANY CO-SIGNER, SURETY, GUARANTOR, ENDORSER OR OTHER OBLIGOR OBLIGATED FOR THE INDEBTEDNESS EVIDENCED BY THIS NOTE, NOR SUCH PERSON'S OR ENTITY'S HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS, SHALL SEEK TO CONSOLIDATE ANY CLAIM AS TO WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY CLAIM IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED.

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         (3) THE PROVISIONS OF THIS SUBSECTION (F) HAVE BEEN FULLY NEGOTIATED BY
LENDER, BORROWER AND ANY AND ALL CO-SIGNERS, SURETIES, GUARANTORS, ENDORSERS AND OTHER OBLIGORS OBLIGATED FOR THE INDEBTEDNESS EVIDENCED BY THIS NOTE, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.

         (4) NEITHER LENDER NOR ANY OFFICER, EMPLOYEE, ATTORNEY, AGENT OR OTHER REPRESENTATIVE OF LENDER HAS IN ANY WAY AGREED WITH OR REPRESENTED TO BORROWER, OR ANY CO-SIGNER, SURETY, GUARANTOR, ENDORSER OR ANY OTHER PARTY OBLIGATED FOR THE INDEBTEDNESS EVIDENCED BY THIS NOTE THAT THE PROVISIONS OF THIS SUBSECTION
(F) WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         (5) THIS SUBSECTION (F) IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN AND OTHER TRANSACTIONS EVIDENCED BY THIS NOTE AND THE LOAN DOCUMENTS.

    12. MISCELLANEOUS.

    A. All amounts payable under this Note are payable in lawful money of the United States at the main office of the Lender in Pensacola, Florida. A check shall constitute payment when actually received by Lender, provided it is subsequently honored and collected in the ordinary course of business without having been returned to Lender for insufficient funds or other reasons. Any payment received by Lender after 2:00 p.m., Pensacola, Florida, time on any day shall be deemed to have been received by Lender on the next succeeding day which is not a Saturday, Sunday or legal holiday under the laws of the State of Florida or the United States of America.

    B. Lender may, but shall not be required to, apply, on or after maturity, to the payment of this debt, any funds or credit held by Lender on deposit, in trust or otherwise, for the account of the Borrower or of any co-signer, surety, endorser or guarantor hereof.

    C. As used herein, the singular shall be deemed to include the plural and vice versa, and each gender shall be deemed to include all other genders, unless a contrary intention clearly appears. If the Borrower consists of more than one person or entity, the obligations and liabilities of each such person or entity hereunder shall be joint and several.

    D. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind nor any modification of this Note shall be valid unless in writing and signed by Lender. All rights and remedies of Lender under the terms of this Note, the Loan Documents and any statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Borrower agrees that Lender shall be entitled to all the rights of a holder in due course of a negotiable instrument.

    E. This Note has been executed and delivered in the State of Florida, is to be performed in the State of Florida, and shall be governed by and construed in accordance with the laws of the State of Florida.

    F. If any provision of this Note shall be unenforceable or invalid under applicable law, then the remaining provisions of this Note shall not be affected thereby but shall remain in full force and effect.

    G. The Borrower shall be liable for all indebtedness represented by this Note and has subscribed its name hereto without condition that anyone else should sign or become bound hereon and without any other condition whatever being made. The provisions of this Note are binding on, and shall inure to the benefit of, the Borrower and the. heirs, executors, administrators, assigns and successors of the Borrower.

    H. All notices and other communications required hereunder shall be in writing and shall be delivered personally, or by registered or certified mail, return receipt requested, postage prepaid, or by Federal Express, Express Mail or Air Courier, fees prepaid. Such notices shall be deemed to have been received
(i) upon  delivery,  if  personally  delivered;  (ii) upon the earlier of actual

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receipt or the fourth day after  mailing,  if mailed by  registered or certified mail, return receipt requested, postage prepaid; and (iii) on the next business day if sent by Federal Express, Express Mail or Air Courier, fees prepaid. The address for delivery of such notices shall be as follows:

     (a)  To Lender at:     BANK OF PENSACOLA

                            400 West Garden Street
                            Pensacola, Florida 32501
                            Attn: Ashley H. Schubert, Jr.

          with copy to:     Charles L. Hoffman, Jr., of
                            Shell, Fleming, Davis & Menge
                            Post Office Box 1831
                            Pensacola, Florida 32598-1831

     (b)  To Borrower at:   HOME STAY LODGE I, LTD.
                            4040 North McArthur Boulevard, Suite 100
                            Irving, Texas 75038
                            Attn: Edward R. McMurphy

          with copy to:     Tilman J. "Skip" Falgout, III
                            4040 North McArthur Boulevard, Suite 100
                            Irving, Texas 75038

    In Witness Whereof, Borrower has caused this instrument to be executed in its name by its duly authorized officer with an effective date as of the date and year first above written.

                                HOME STAY LODGE I, LTD., a Florida
                                limited partnership

                                By: Home Stay Lodge, Inc.

                                      By: /s/ Edward R. McMurphy
                                               Its: President

                                Its Sole General Partner

STATE OF FLORIDA

COUNTY OF ESCAMBIA

    The foregoing instrument was acknowledged before me this 21st day of May 1998, by Edward R. McMurphy the President of Home Stay Lodge, Inc., a Florida corporation, the sole general partner of HOME STAY LODGE I, LTD., a Florida limited partnership, on behalf of said partnership ( ) who is personally known to me or (x) who produced Texas driver license as identification.


                                /s/ Charles L. Hoffman, Jr.
                                NOTARY PUBLIC - STATE OF FLORIDA
                                Typed Name: Charles L. Hoffman, Jr.
                                My Commission Expires:  02-28-01


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